UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2008

Adrenalina
(Name of Small Business Issuer in its Charter)

Nevada	000-52675	20-8837626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20855 NE 16 Ave., Suite #C-16
Miami, Florida 33179
(Address of principal executive offices)

305-770-4488
(Issuer's telephone number)

(Former name or former address, if changed since last report)

Copies to:
Marc J. Ross, Esq.
Louis A. Brilleman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.01 Unregistered Sales of Equity Securities

On August 22, 2008 (the “Closing Date”), Adrenalina (the “Company”) entered into a Securities Purchase Agreement with an accredited investor, providing for the issuance of the Company’s 5% Senior Secured Convertible Debentures (the “Debenture”) in the principal amount of $1,000,000.

The entire principal amount under the Debenture is due and payable on August 28, 2010. Interest payments will be payable in cash quarterly commencing on September 1, 2008.

At any time, holders may convert the Debentures into shares of common stock at a fixed conversion price of $1.50, subject to adjustment in the event the Company issues common stock (or securities convertible into or exercisable for common stock) at a price below the conversion price as such price may be in effect at various times (the “Conversion Price”).

Following the effective date of the registration statement described below, the Company may force conversion of the Debentures if the Volume Weighted Average Price (“VWAP”) of the common stock is at least $3.00 for any 20 out of 30 consecutive trading days. The Debentures rank senior to all current and future indebtedness of the Company and are secured by substantially all of the assets of the Company.

In connection with the financing transaction, the Company issued to the investors five-year warrants to purchase 333,333 shares of the Company’s common stock at $2.00 per share (the “Warrants”). The exercise price of the Warrants is subject to full ratchet anti-dilution rights in the event that the Company issues securities at less than $1.38 per share.

The Company also entered into a registration rights agreement with the investors that requires the Company to register the shares issuable upon conversion of the Debentures and exercise of the Warrants. Generally, if the registration statement is not filed within the later of (i) 45 days of the Closing Date or (ii) the 30th calendar day following the effective date of the registration statement filed in connection with the Company’s financing transactions that were completed in November 2007 and February 2008, or all of the Registrable Securities are not registered for resale pursuant to one or more effective Registration Statements on or before December 31, 2009, the Company will be required to pay liquidated damages in cash in an amount equal to 2% of the total aggregate purchase amount for every month that the Company fails to attain a timely filing or effectiveness.

All securities were issued pursuant to an exemption from registration in reliance on Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and based on the investors’ representations that they are “accredited” as defined in Rule 501 under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements.
None.

(b)	Exhibits.

Exhibit Index

10.1	Securities Purchase Agreement

10.2	Registration Rights Agreement

10.3	Form of Debenture

10.4	Form of Warrant

10.5	Form of Subsidiary Guaranty

10.6	Form of Lock-Up Agreement

10.7	Form of Individual Guaranty

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adrenalina

Date: August 26, 2008	By:	/s/ Jeffrey Geller
Jeffrey Geller
President and Chief Operating Officer